                                MASTER  AGREEMENT



                                     between




                               HOST FUNDING, INC.


                  CROSSROADS HOSPITALITY TENANT COMPANY, L.L.C.


                                       and


                     CROSSROADS HOSPITALITY COMPANY, L.L.C.



                                October 15, 1995

                                MASTER AGREEMENT


     THIS MASTER AGREEMENT (the "Agreement"), dated as of October 15, 1995, by and among HOST FUNDING, INC., a Maryland corporation ("Host"), CROSSROADS HOSPITALITY TENANT COMPANY, L.L.C., a Delaware limited liability company ("Tenant") and CROSSROADS HOSPITALITY COMPANY, L.L.C., a Delaware limited liability company ("Crossroads").

                                   WITNESSETH:

     WHEREAS, Host holds and owns clear and marketable title to the hotel properties listed on EXHIBIT "A" attached hereto and made a part hereof (the "Hotels");

     WHEREAS, contemporaneously with entering into this Agreement, Host is entering into separate and individual lease agreements with Tenant pursuant to which Host will lease each of the Hotels to Tenant (hereinafter referred to individually as a "Lease" and collectively as the "Leases"). All capitalized terms used herein as defined terms which are not defined herein but which are defined in any of the Leases shall have the same meanings herein as are given to them in the Leases in which such terms are defined;

     WHEREAS, in furtherance of the consummation of the lease transactions, Host, Tenant and Crossroads wish to set forth in this Agreement certain terms and conditions which shall apply to all of the Leases collectively.

     NOW, THEREFORE, in consideration of the mutual premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknoweldged by the parties hereto, the parties agree as follows:

     Section 1. TERMINATION RIGHTS. Notwithstanding anything contained in any of the Leases to the contrary, the Tenant shall have the following termination rights with respect to the Leases:

     (A) The Tenant shall have the right to terminate any or all of the Leases at any time after the third (3rd) anniversary of the Commencement Date, with or without cause and without the payment of any termination fee, upon the provision to Host of at least ninety (90) days prior written notice of termination so long as the Tenant shall not have exercised its Initial Without Cause Termination Right (as defined below) and all obligations of Tenant under such Lease(s) shall cease as of the effective date of such termination. For purposes hereof, the term "Initial Without Cause Termination Right" shall mean the right of the Tenant to terminate, without cause, and without the payment of any termination fee, any individual Lease during the initial three (3) years after the Commencement Date. Notwithstanding the foregoing, a termination pursuant to
Section 41 of the Leases shall not be deemed to be an exercise of the Tenant's Initial Without Cause Termination Right. In addition, if at any time the Tenant exercises the Initial Without Cause Termination Right, the Tenant shall not have the right to terminate any other Lease without terminating all of the remaining Leases.

     (B) In the event that the Tenant exercises its Initial Without Cause Termination Right during the initial three (3) years after the Commencement Date, the Tenant shall pay to Host a termination fee (the "Termination Fee") as set forth below if the Tenant terminates, without cause, any other Lease during the initial five (5) years after the Commencement Date.

     (i) If the termination without cause occurs prior to the third anniversary of the Commencement Date and the Tenant has already exercised the Initial Without Cause Termination Right for any individual Hotel, the Termination Fee shall be in an amount equal to the product of (x) the Base Management Fees earned during the initial year under all of the then currently effective Leases being terminated, multiplied by (y) three (3).

     (ii) If the termination without cause occurs after the third anniversary of the Commencement Date but prior to the fourth anniversary of the Commencement Date and the Tenant has already exercised the Initial Without Cause Termination Right for any individual Hotel, the Termination Fee shall be in an amount equal to the product of (x) the Base Management Fees earned during the initial year under all of the other then currently effective Leases being terminated, multiplied by (y) two (2).

     (iii) If the termination without cause occurs after the fourth anniversary but prior to the fifth anniversary of the Commencement Date and the Tenant has already exercised the Initial Without Cause Termination Right for any individual Hotel, the Termination Fee shall be in an amount equal to the Base Management Fees earned during the initial year under all of the other then currently effective Leases being terminated.

     For purposes of calculating the Termination Fee, if the Tenant terminates more than one Lease during the first year after the Commencement Date, the Base Management Fee shall be the actual collected plus projected Base Management Fees of that first year for the then currently effective Leases being terminated, but no less than the amounts set forth on EXHIBIT "B" attached hereto and made a part hereof for each of the respective Hotels.

     Notwithstanding the foregoing, in the event that the Tenant has not recovered all accrued Negative Base Rent upon the termination of any of the Leases, the Termination Fee, if any, payable hereunder shall be reduced by the amount of the then outstanding Negative Base Rent. For purposes hereof, Negative Base Rent shall mean to the extent that at any time during the first four (4) years after the Commencement Date the Property Cash Flow from the Leased Property is less than the Base Rent, then Lessee will be allowed to accrue the difference as Negative Base Rent. The Negative Base Rent shall be cumulative but shall not bear interest.

     Upon the sale of any of the Hotels by Host, Host shall immediately pay to the Tenant all of the outstanding Negative Base Rent in addition to the Lessor Cancellation Fee, if applicable, and all other amounts due to Tenant pursuant to the Lease(s) applicable to such Hotel(s).

     2. FINANCIAL COVENANTS. In consideration of the agreement by the Lessor to enter into the Leases with the Lessee, Crossroads hereby guarantees the obligations of the Lessee contained in Section 1 (B) of this Agreement. As part of the consideration described in the immediately preceding sentence, Crossroads
covenants and agrees that Crossroads will not permit its Net Worth   to be less
than (A) $660,000 for the initial three (3) years after the Commencement Date,
(b) $440,000 from and after the third (3rd) anniversary of the Commencement Date until the fourth anniversary if, but only if, Tenant has exercised the Initial Without Cause Termination Right, and (c) $220,000 after the fourth (4th) anniversary from and until the fifth anniversary if, but only if, the Tenant has exercised the Initial Without Cause Termination Right. For purposes hereof, Net Worth shall mean the sum of the following for the Tenant: (a) the amount of capital or stated capital (after deducting the cost of any shares held in its treasury), plus (b) the amount of capital surplus and retained earnings (or, in the case of a capital or retained earnings deficit, minus the amount of such deficit), minus (c) the sum of the following (without duplication of deductions with respect to items already deducted in arriving at surplus and retained earnings): (1) unamortized debt discount and expense; and (2) any write-up in the book value of assets resulting from a revaluation thereof subsequent to the most recent Financials prior to the date thereof, except any net write-up in value of foreign currency in accordance with generally accepted accounting principles. In addition, Crossroads agrees that it will maintain at least forty percent (40%) of the foregoing Net Worth requirements in liquid assets. Crossroads agrees to pay to Lessor all fees, costs and expenses reasonably paid or incurred by Lessor in collecting all or any part of the obligations of Crossroads pursuant to the guaranty described herein.

     In connection with Section 2.1, the Tenant shall deliver to Host its annual financial statements including but not limited to all fiscal year-end financial statements and balance sheets.

     If Tenant has not exercised its Initial Without Cause Termination Right during the initial three (3) years after the Commencement Date , Crossroads' and Tenant's obligation pursuant to this Section 2(B) and Section 2(C) hereof shall immediately cease and be of no further force and effect.

     Section 3. TERM. This Agreement shall continue in full force and effect so long as any of the Leases remain in effect.

     Section 4. FRANCHISE AGREEMENTS. Lessor agrees that it will pay any and all fees or charges necessary to transfer to the Lessee any of the franchise agreements applicable to any of the Hotels subject to any of the Leases.

     Section.5 NOTICES AND REPORTING. Any notice which may or is required to be given hereunder shall be deemed given when received by personal delivery, federal express or other overnight delivery service, or by registered or certified United States mail, addressed to Owner and/or Consultant at the addresses set forth after their respective names below, or at such different addresses as either party shall advise the other party in writing:

To  Host:                          with copy to:

     Host Funding, Inc.
     c/o Hunt Properties
     8235 Douglas Avenue
     Suite 1300
     Dallas TX 75225
     Attn: Michael McNulty

To Tenant:                                 with copy to:
  Crossroads Hospitality Tenant
     Company, L.L.C.                          Interstate Hotels Corporation
  Foster Plaza Ten                            Foster Plaza Ten
  680 Andersen Drive                          680 Andersen Drive
  Pittsburgh PA 15220                         Pittsburgh PA 15220
  Attn:  Kevin P. Kilkeary                    Attn:  General Counsel

To Crossroads:
                                           with copy to:
  Crossroads Hospitality Company, L.L.C.      Interstate Hotels Corporation
  Foster Plaza Ten                            Foster Plaza Ten
  680 Andersen Drive                          680 Andersen Drive
  Pittsburgh PA 15220                         Pittsburgh PA 15220
  Attn:  Kevin P. Kilkeary                    Attn: General Counsel

     Section.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

     Section.7  MISCELLANEOUS.

     (A) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This Agreement shall not be changed orally but may be changed only by a written agreement signed by Consultant and Owner. No waiver of any breach of any covenant, condition or agreement contained herein shall be construed to be a subsequent waiver of that covenant, condition or agreement or of any subsequent breach thereof or of this Agreement.

     (B) If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

     To the extent that any conflict exists between this Agreement and any of the Leases, this Agreement shall control the understandings and agreements among the parties respecting the within subject matter.

     IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                              HOST
                              HOST FUNDING, INC.,
                              a Maryland corporation


                              By:
                                  -------------------------------
                              Title:
                                     ----------------------------




                              TENANT
                              CROSSROADS HOSPITALITY TENANT
                              COMPANY, L.L.C.
                              a Delaware limited liability company



                              By:
                                  -------------------------------
                              Title:
                                     ----------------------------


                              CROSSROADS
                              CROSSROADS HOSPITALITY
                              COMPANY, L.L.C.
                              a Delaware limited liability company



                              By:
                                  -------------------------------
                              Title:
                                     ----------------------------


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